Exhibit 99.1

Contact:	Randy Giles
EVP, Chief Financial Officer
(301) 581-5687

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports Third Quarter Earnings

BETHESDA, Md. (October 26, 2012)—Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended September 30, 2012. Operating revenues totaled $3.5 billion for the quarter with net earnings of $105.3 million, or earnings per diluted share (EPS) of $0.78. For the nine months ended September 30, 2012, total operating revenues were $10.7 billion with net earnings of $367.7 million, or $2.64 EPS.

“I am pleased with the Company’s strong third quarter results including the fifth consecutive quarter of membership growth, revenue growth of nearly $500 million from the prior year quarter, MLR improvement across all of the health plan businesses from the prior quarter, continued progress in the Kentucky Medicaid program, and successful implementation of SG&A initiatives driving a low cost operating structure,” said Allen F. Wise, chairman and chief executive officer of Coventry. “The strength of these results has allowed the Company to move to the top end of its EPS guidance range. More importantly, I believe the pending combination with Aetna will build upon the strengths of each company and further our shared commitment to improving the health and well-being of our members.”

Consolidated Highlights

•	Total revenues up 16% from the prior year quarter

•	Growth of 120,000 members across the Company’s Government Programs businesses of Medicare Advantage Coordinated Care Plans (MA-CCP), Medicare Part D, and Medicaid from the second quarter of 2012

•	Awarded a contract with the Commonwealth of Kentucky to provide Medicaid services in Region 3 of the Commonwealth’s Managed Medicaid Program which is expected to commence in the first quarter of 2013

•	1 of 4 participants awarded a contract to provide services to approximately 170,000 eligible members

•	Selling, general, and administrative expense (SG&A) of 15.1% of total revenue, a decline of 150 basis points (bps) from the prior year quarter

•	SG&A expense in the third quarter includes costs of $6.5 million, or $0.03 EPS, associated with the pending Aetna transaction

•	Increased MA-CCP Star ratings, as publicly released by the Centers for Medicare & Medicaid Services (CMS) on October 13, 2012

•	50% of the Company’s current MA-CCP membership now resides in contracts rated 4.0 Stars

•	11 of the 19 MA-CCP contracts that received Star scores increased by at least 0.5 Star in the recently released 2013 plan ratings

•	Recent Star rating increases will impact bonus payments for the 2014 MA-CCP program year and were driven by continued investments and commitment to improving quality of care for our members

Third Quarter 2012 Highlights

Medicare Advantage

•	As of September 30, 2012, MA-CCP membership was 256,000, an increase of 36,000 members, or 16%, from the prior year quarter and an increase of 3,000 members from the second quarter of 2012

•	The MA-CCP MLR was 83.1% in the quarter and 80.1% year-to-date

•

Excluding the impact of the Risk Adjustment Data Validation (RADV) audit reserve reduction during the first quarter of 2012, the year-to-date MLR would be 320 bps higher at 83.3% which is consistent with full year MLR guidance of low to mid 80%’s

Medicare Part D

•

As of September 30, 2012, Medicare Part D membership was 1,545,000, an increase of 397,000 members, or 35%, from the prior year quarter and an increase of 51,000 members from the second quarter of 2012

•	The Medicare Part D MLR was 84.2% in the quarter, and 90.0% year-to-date, consistent with the Company’s full year MLR guidance of low to mid 80%’s

Medicaid

•	As of September 30, 2012, Medicaid membership was 998,000, an increase of 531,000 members, or 114%, from the prior year quarter and an increase of 66,000 members from the second quarter of 2012

•	The Medicaid MLR was 93.0% in the quarter, a decrease of 30 bps from the second quarter 2012, and 95.3% year-to-date, consistent with the Company’s full year MLR guidance of mid 90%’s

•	The Company commenced operations in the Nebraska expansion area effective July 1, 2012, giving Coventry the only statewide Medicaid physical health managed care presence in Nebraska

•	The Company’s Kentucky Medicaid business produced an MLR of 108.4%, an improvement of 240 bps from the second quarter MLR of 110.8%

•

Fourth quarter financial results for the Company’s Kentucky Medicaid business will benefit from a scheduled contract rate increase of 5.3% effective October 1, 2012, and from the removal of the limitations on risk adjustment effective October 1, 2012, which is expected to increase premium rates by an additional 2.0% to 2.5% based on the current membership mix

•

Effective November 1, 2012, the Company has implemented co-payments in the benefit design structure and has also continued to make progress on contracting initiatives including the removal of certain high-cost health systems from the network which are expected to cause membership attrition during the recently completed open enrollment period

•	While we expect significant MLR improvement in the fourth quarter, the Kentucky Medicaid program remains challenging and continues to underperform our original expectations

•

The Company expanded into the Far Southwest Region of the Virginia Medicaid Program during the third quarter of 2012, launched operations in the New West Zone in Pennsylvania effective October 1, 2012, and will begin operations in the New East Zone in Pennsylvania during the first quarter of 2013

Commercial Risk

•	As of September 30, 2012, commercial risk membership was 1,489,000, a decrease of 30,000 members, or 2%, from the second quarter of 2012

•	The commercial risk medical loss ratio (MLR) was 81.5% in the quarter, a decrease of 60 bps from the prior year quarter, and 81.5% year-to-date

•	Consistent with the Company’s prior view, the Company forecasts full year 2012 commercial risk MLR to be in the range of 81.5% to 82.5%

•	Consistent with the Company’s prior view, and based upon observed trend in the mid 7%’s, the Company currently forecasts fundamental prospective medical trend in a range of 8% plus or minus 50 bps

Balance Sheet

•	Investment portfolio in a net unrealized gain position of $129 million as of September 30, 2012, an increase of $21 million from the second quarter of 2012

•	Health plan Days in Claims Payable (DCP) of 50.90, an increase of 1.13 days from the prior quarter

•	$850 million in free cash at the parent at quarter-end

•	Board of Directors approval of the Company’s third quarterly cash dividend paid on October 8, 2012

2012 Full Year Guidance

•	Risk revenue of $12.88 billion to $12.98 billion

•	Management services revenue of $1.18 billion to $1.19 billion

•	Consolidated revenue of $14.06 billion to $14.17 billion

•	Consolidated MLR of 83.9% to 84.3%

•	Cost of sales expense of $264.0 million to $268.0 million

•	SG&A of $2.09 billion to $2.11 billion

•	Depreciation and amortization expense of $152.0 million to $153.0 million

•	Other income of $105.0 million to $115.0 million

•	Interest expense of $99.0 million to $100.0 million

•	Tax rate of 37.7% to 38.3%

•	Diluted share count of 136.5 million to 137.5 million

•	GAAP EPS of $3.25 to $3.30, which includes SG&A expense of approximately $0.06 EPS from costs associated with the pending Aetna transaction

Important Information for Investors and Stockholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. On August 20, 2012, Coventry announced that it had entered into a definitive agreement with Aetna Inc. (“Aetna”) pursuant to which Aetna will acquire Coventry. Aetna has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (File No. 333-184041), including Amendment No. 1 thereto, in connection with the proposed transaction with Coventry containing a definitive proxy statement/prospectus. Coventry has also filed the definitive proxy statement/prospectus with the SEC. The registration statement was declared effective on October 18, 2012. Aetna and Coventry commenced mailing the definitive proxy statement/prospectus to Coventry stockholders on or about October 19, 2012. INVESTORS AND SECURITY HOLDERS OF COVENTRY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Aetna or Coventry through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Aetna are available free of charge on Aetna’s internet website at http://www.aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-8204. Copies of the documents filed with the SEC by Coventry are available free of charge on Coventry’s internet website at http://www.cvty.com or by contacting Coventry’s Investor Relations Department at 301-581-5430.

Aetna, Coventry, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Coventry is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012, its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 6, 2012, and its Current Report on Form 8-K, which was filed with the SEC on May 31, 2012. Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 24, 2012, its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 9, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which was filed with the SEC on July 31, 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein and the pending merger with Aetna. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2011, Coventry’s Quarterly Report for the quarter ending June 30, 2012, and Coventry’s subsequent filings with the Securities and Exchange Commission. Among the risk factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Company’s health care costs; general economic conditions and disruptions in the financial markets; changes in legal requirements from recently enacted federal or state laws or regulations, court decisions, or government investigations or proceedings; guaranty fund assessments under state insurance guaranty association law; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; our ability to effectively implement and manage our Kentucky Medicaid program, including the implementation of appropriate risk adjustment revenue and management of the associated medical cost and the effect on our MLR; a reduction in the number of members in the Company’s health plans; the Company’s ability to acquire additional managed care businesses and the Company’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of the Company’s government contracts, unsuccessful bids for business with government agencies or renewal of government contracts on less than favorable terms; failure of independent agents and brokers to continue to market the Company’s products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or the Company in particular; a failure to effectively protect, maintain, and develop our information technology systems; compromises of the Company’s data security; periodic reviews, audits and investigations under the Company’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in the Company’s stock price and trading volume; the Company’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service the Company’s indebtedness; the Company’s ability to receive cash from its regulated subsidiaries; an impairment of the Company’s intangible assets; the Company’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of the Company that its stockholders may consider favorable; and the failure to complete the merger with Aetna. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed health care company based in Bethesda, Maryland, dedicated to delivering high-quality health care solutions at an affordable price. Coventry provides a full portfolio of risk and fee-based products including Medicare and Medicaid programs, group and individual health insurance, workers’ compensation solutions, and network rental services. With a presence in every state in the nation, Coventry’s products currently serve approximately 5 million individuals helping them receive the greatest possible value for their health care investment.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating revenues:
Managed care premiums	$3,168,653	$2,680,044	$9,764,584	$8,172,974
Management services	289,130	295,499	902,963	884,553

Total operating revenues	3,457,783	2,975,543	10,667,547	9,057,527

Operating expenses:
Medical costs	2,674,787	2,185,568	8,240,205	6,709,521
Cost of sales	66,178	71,511	201,359	209,603
Selling, general, and administrative	521,022	492,855	1,528,484	1,476,325
Provider class action – release	—	—	—	(159,300)
Depreciation and amortization	36,318	32,996	116,341	102,191

Total operating expenses	3,298,305	2,782,930	10,086,389	8,338,340

Operating earnings	159,478	192,613	581,158	719,187
Operating earnings percentage of total revenues	4.6%	6.5%	5.4%	7.9%

Interest expense	24,671	28,227	74,845	70,844
Other income, net	32,271	22,913	87,137	66,201

Earnings before income taxes	167,078	187,299	593,450	714,544

Provision for income taxes	61,819	64,618	225,728	257,135

Net earnings	$105,259	$122,681	$367,722	$457,409

Net earnings per share:
Basic earnings per common share	$0.79	$0.84	$2.65	$3.09
Diluted earnings per common share	$0.78	$0.83	$2.64	$3.06

Weighted average common shares outstanding, basic	132,567	144,415	136,952	145,982
Weighted average common shares outstanding, diluted	133,251	145,579	137,675	147,165

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2012	June 30, 2012	December 31, 2011
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,262,078	$1,515,971	$1,579,003
Short-term investments	165,811	177,905	116,205
Accounts receivable, net	289,951	247,248	270,263
Other receivables, net	1,014,567	960,093	717,736
Other current assets	192,203	202,141	286,301

Total current assets	2,924,610	3,103,358	2,969,508

Long-term investments	2,563,559	2,535,006	2,635,309
Property and equipment, net	258,378	258,090	255,485
Goodwill	2,590,465	2,590,013	2,548,834
Other intangible assets, net	335,103	351,603	367,533
Other long-term assets	34,548	35,373	36,863

Total assets	$8,706,663	$8,873,443	$8,813,532

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,503,691	$1,491,359	$1,308,507
Accounts payable and other accrued liabilities	480,582	458,426	695,235
Deferred revenue	123,841	452,493	114,510
Current portion of long-term debt	—	—	233,903

Total current liabilities	2,108,114	2,402,278	2,352,155

Long-term debt	1,585,067	1,584,945	1,584,700
Other long-term liabilities	387,159	379,937	365,686

Total liabilities	4,080,340	4,367,160	4,302,541

Stockholders’ equity	4,626,323	4,506,283	4,510,991

Total liabilities and stockholders’ equity	$8,706,663	$8,873,443	$8,813,532

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2012	September 30, 2012
Cash flows from operating activities:
Net earnings	$105,259	$367,722
Adjustments to earnings:
Depreciation and amortization	36,318	116,341
Amortization of stock compensation	6,535	23,778
RADV Release	—	(132,977)
RADV Release – deferred tax adjustment	—	50,531
Changes in assets and liabilities:
Accounts receivable, net	(42,315)	4,634
Other receivables, net	(55,488)	(290,261)
Medical liabilities	13,723	141,850
Accounts payable and other accrued liabilities	19,389	(75,364)
Deferred revenue	(328,652)	9,331
Other operating activities	(15,058)	5,665

Net cash flows from operating activities	(260,289)	221,250

Cash flows from investing activities:
Capital expenditures, net	(19,947)	(61,075)
Proceeds from sales and maturities net of payments for investments	30,238	78,250
Payments for acquisitions, net of cash acquired	—	(48,480)

Net cash flows from investing activities	10,291	(31,305)

Cash flows from financing activities:
Proceeds from issuance of stock	12,448	64,500
Payments for repurchase of stock	(1,490)	(311,215)
Repayment of debt	—	(233,903)
Excess tax benefit from stock compensation	2,195	8,542
Payments for cash dividends	(17,048)	(34,794)

Net cash flows from financing activities	(3,895)	(506,870)

Net change in cash and cash equivalents for current period	(253,893)	(316,925)
Cash and cash equivalents at beginning of period	1,515,971	1,579,003

Cash and cash equivalents at end of period	$1,262,078	$1,262,078

Cash and Investments:
Cash and cash equivalents	$1,262,078	$1,262,078
Short-term investments	165,811	165,811
Long-term investments	2,563,559	2,563,559

Total cash and investments	$3,991,448	$3,991,448

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q3 2012	Q2 2012	Q1 2012	Total 2011	Q4 2011	Q3 2011
Membership by Product (000s)
Commercial Risk	1,489	1,519	1,549		1,635	1,636
Health Plan Commercial ASO	736	729	725		700	710
Medicare Advantage	256	253	250		222	220
Medicaid Risk	998	932	924		692	467
Other National ASO	350	354	356		373	376
Medicare Part D	1,545	1,494	1,458		1,143	1,148

Total Membership	5,374	5,281	5,262		4,765	4,557

Revenues by Product Type (000s)
Commercial Risk	$1,409,863	$1,443,478	$1,481,275	$6,053,178	$1,521,666	$1,508,042
Commercial Management Services	101,138	113,558	113,777	387,949	91,216	99,301

Total Commercial Products	1,511,001	1,557,036	1,595,052	6,441,127	1,612,882	1,607,343
Medicare Advantage	697,724	684,291	834,312	2,382,330	598,796	591,051
Medicaid Risk	730,996	697,679	668,060	1,381,706	448,597	316,255
Medicare Part D	343,185	394,877	413,423	1,226,734	280,146	271,947

Total Government Programs	1,771,905	1,776,847	1,915,795	4,990,770	1,327,539	1,179,253

Workers’ Compensation	187,992	194,576	191,922	783,784	195,964	196,198

Corporate and Eliminations	(13,115)	(10,663)	(10,802)	(28,998)	(7,229)	(7,251)

Total Revenues	$3,457,783	$3,517,796	$3,691,967	$12,186,683	$3,129,156	$2,975,543
Consolidated Coventry
Operating Income % of Revenues	4.6%	4.1%	7.5%	7.1%	4.8%	6.5%
SGA % of Revenues	15.1%	14.3%	13.6%	16.5%	17.2%	16.6%
Total Health Plan Medical Liabilities (000s)(1)	$1,321,436	$1,315,078	$1,313,458		$1,106,174	$1,088,989
Health Plan Days in Claims Payable (DCP) (1)	50.90	49.77	49.47		50.45	50.52
Total Debt (millions)	$1,585.1	$1,584.9	$1,584.8		$1,818.6	$1,818.5
Total Capital (millions)	$6,211.4	$6,091.2	$6,287.5		$6,329.6	$6,331.1
Debt to Capital	25.5%	26.0%	25.2%		28.7%	28.7%

COVENTRY HEALTH CARE, INC.

SELECTED REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q3 2012	Q2 2012	Q1 2012	Total 2011	Q4 2011	Q3 2011
Revenue PMPM
Commercial Risk	$308.42	$309.91	$311.92	$303.69	$305.70	$303.33
Medicare Advantage(2)	$908.57	$902.61	$1,048.93	$895.54	$896.77	$893.22
Medicare Part D(3)	$86.24	$87.55	$85.44	$92.41	$90.95	$94.10
Medicaid	$241.92	$248.48	$238.74	$228.85	$244.71	$226.39

MLR%
Consolidated Total	84.4%	85.9%	82.9%	82.1%	82.1%	81.5%

Commercial Risk	81.5%	83.0%	79.9%	81.6%	83.7%	82.1%
Medicare Advantage(2)	83.1%	84.1%	74.1%	82.9%	82.3%	82.0%
Medicare Part D	84.2%	90.0%	94.9%	81.7%	60.5%	76.8%
Medicaid	93.0%	93.3%	100.0%	89.4%	94.4%	88.1%

(1)	“Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude the effect of the Kentucky Medicaid business for the fourth quarter of 2011 due to the timing of the contract implementation (November 1, 2011) but include the effect of the Kentucky Medicaid business and the acquired Children’s Mercy’s Family Health Partners business beginning in the first quarter of 2012.
(2)	First quarter 2012 Medicare Advantage statistics for Revenue PMPM and MLR% include the favorable impact from the release of MA-CCP RADV audit reserves. Excluding this impact, the comparable Revenue PMPM was $923.87 and the comparable MLR% was 82.9% for the first quarter 2012.
(3)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.